UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015

NetSuite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other jurisdiction of incorporation organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2955 Campus Drive, Suite 100 San Mateo, California	94403-2511
(Address of principal executive offices)	(Zip Code)

(650) 627-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2015, NetSuite Inc. (the “Company”) entered into an amendment (the “Eighth Amendment”) to the commercial lease agreement, as amended (the “Lease”), with Hudson Peninsula Office Park, LLC (“Hudson Peninsula”) for its corporate headquarters located at 2955 Campus Drive, San Mateo, California, 94403 (the “Premises”). Pursuant to the Lease, the Company leases 93,743 rentable square feet from Hudson Peninsula (the “Existing Premises”).  Pursuant to the Eighth Amendment, the parties will extend the term of the Lease from its current termination date of August 31, 2019 until May 31, 2022 (the “Extension Term”), and the Company will rent an aggregate of 34,730 square feet of additional space (the “Expansion Space”) at the Premises (the “Expansion”).

The term of the Expansion is from the earlier of (the “Expansion Effective Date”): (i) the first date on which the Company conducts business on the Expansion Space, or (ii) ninety (90) days after Hudson Peninsula tenders possession of the Expansion Space to the Company free from occupancy by any party, which is estimated to be May 19, 2015.  Under the Eighth Amendment, the future base rent payments for the Expansion Space will be as follows:

Term	Annual Rate Per Square Foot	Monthly Base Rent
Expansion Effective Date — May 31, 2016	$49.20	$142,393.00
June 1, 2016 – May 31, 2017	$50.68	$146,676.37
June 1, 2017 – May 31, 2018	$52.20	$151,075.50
June 1, 2018 – May 31, 2019	$53.76	$155,590.40
June 1, 2019 – May 31, 2020	$55.38	$160,278.95
June 1, 2020 – May 31, 2021	$57.04	$165,083.27
June 1, 2021 – May 31, 2022	$58.75	$170,032.29

Under the Eighth Amendment, the future base rent payments for the Existing Premises during the Extension Term will be as follows:

Term	Annual Rate Per Square Foot	Monthly Base Rent
September 1, 2019 – May 31, 2020	$55.38	$432,585.15
June 1, 2020 – May 31, 2021	$57.04	$445.562.70
June 1, 2021 – May 31, 2022	$58.75	$458,929.59

In addition to the above future base rent payments for the Expansion Space and the Existing Premises, the Company will be responsible for its pro rata share of expenses and taxes for each such space, as provided in the Eighth Amendment.  In addition, as long as the Company is not in Default (as such term is defined in the Lease), the Company will be entitled to an abatement in the monthly base rent of the Expansion Space under the Eighth Amendment in an amount per month of $142,393.00 for the first three consecutive months of the Term.

The foregoing description of the Eighth Amendment does not purport to be complete, and is qualified in its entirety by reference to the Eighth Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
10.1	Eighth Amendment to the Office Lease Agreement by and between the Company and Hudson Peninsula Office Park, LLC dated May 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2015

NETSUITE INC.

By:	/s/ Douglas P. Solomon
Douglas P. Solomon
SVP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1	Eighth Amendment to the Office Lease Agreement by and between the Company and Hudson Peninsula Office Park, LLC dated May 8, 2015.